UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2008
KeyCorp
(Exact name of registrant as specified in charter)

Ohio	0-850	34-6542451

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

127 Public Square, Cleveland, Ohio	44114-1306

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 689-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
On February 19, 2008, KeyCorp and the KeyCorp Capital VIII, KeyCorp Capital IX, KeyCorp Capital X and KeyCorp Capital XI statutory trusts formed under the laws of the State of Delaware (collectively, the “Trusts”), filed with the Securities and Exchange Commission Post-Effective Amendment No. 3 to an existing Registration Statement (No. 333-134937) on Form S-3, to add additional classes of securities to certain of the Trusts, to update information in the Registration Statement and to file additional exhibits with respect to certain of the Trusts. A preliminary prospectus supplement was subsequently filed on February 19, 2008, by KeyCorp and KeyCorp Capital X in connection with an offering of enhanced trust preferred securities of KeyCorp Capital X. In connection with this offering and due to recent information about market conditions as of February 13, 2008, KeyCorp’s management has updated its “Financial Outlook” and “Risk Factors Related To Our Business” to reflect the context of these current market conditions and the associated risks to KeyCorp in 2008. The information set forth in this Item 8.01 is “furnished” and not filed for purposes of the Securities Exchange Act of 1934, as amended.
Financial Outlook
Management expects that in 2008 Key will experience:
•	a net interest margin of around 3.30%;

•	a low-to mid-single digit percentage increase in loans, excluding acquired balances;

•	a low single digit percentage increase in core deposits;

•	net loan charge-offs in the range of .60% to .70% of average loans; and

•	an effective tax rate of around 32% on a taxable-equivalent basis.
Since July 2007, the fixed income markets have experienced extraordinary volatility, rapidly widening credit spreads and significantly reduced liquidity. Key participates in these markets through business conducted by its National Banking group and through principal investing activities, and Key is also impacted by activity in these markets in other important ways. Changes in market conditions, including most significantly the widening of credit spreads, can adversely affect the market values of Key’s loan and securities portfolios held for sale or trading, resulting in the recognition of both realized and unrealized losses.
As of February 13, 2008, Key had approximately $545 million of commercial real estate mortgage loans held for sale that were hedged to protect against interest rate exposure, but not fully hedged to protect against declines in market values that may result from changes in credit spreads and other market-driven factors. The typical means by which Key sells these loans have been through securitization structures known as commercial mortgage-backed securities (“CMBS”), or whole loan sales. Through mid-February, as in the latter half of 2007, credit spreads on CMBS have continued to widen and remain volatile. The credit spreads over U.S. Treasury securities with similar maturities have recently reached new highs for CMBS. As a result, the value of Key’s loan and securities portfolios held for sale or trading has decreased. As of February 13, 2008, Key held investment grade CMBS with a face value of approximately $340 million, and approximately $115 million of other loans in its trading portfolio, which are subject to fair value adjustments. If market conditions at March 31, 2008, are similar to those experienced as of February 13, Key would expect to record additional adjustments of approximately $65 million after tax, or $.16 per diluted common share, in the first quarter to reflect declines in the market values of these portfolios. Management believes that these adjustments are due to volatile market conditions, illiquidity in the CMBS market and investor concerns about pricing for risk, and that these adjusted market values do not reflect the credit quality of the assets underlying the CMBS or commercial real estate loans held for sale. Management cannot predict changes that may occur in the fixed income markets over the remainder of the first quarter or thereafter, and, consequently, any actual adjustments may differ from the estimated amount described above.
Risk Factors Related To Our Business
Disruptions in Financial Markets May Affect KeyCorp
Since July 2007, certain credit markets have experienced difficult conditions, extraordinary volatility and rapidly widening credit spreads and, therefore, have provided significantly reduced availability of liquidity for many borrowers. Uncertainties in these markets present significant challenges, particularly for the financial services industry. As a financial services company, our operations and financial condition are affected by economic and market conditions. For example, in the third and fourth quarters of 2007, disruptions in the financial markets caused widening credit spreads resulting in markdowns and/or losses by financial institutions from trading, hedging and other market activities. We are similarly affected. In addition, during the fourth quarter of 2007, we significantly increased our provision for loan losses in response to deteriorating market conditions in our commercial real estate portfolio. In an effort to reduce the potential effects of any prolonged market disruption, management has implemented certain strategic decisions, including securing additional outside sources of funding for certain of its businesses, divesting and/or ceasing to conduct certain of our non-core businesses and closely managing growth and investment opportunities. It is difficult to predict how long these economic conditions will exist, which of our markets, products or other businesses will ultimately be affected, and whether management’s actions will effectively mitigate these external factors. Accordingly, these factors could materially and adversely impact our financial condition and results of operations.
We Are Subject To Interest Rate Risk
Our earnings and cash flows are largely dependent upon our net interest income. Net interest income is the difference between interest income earned on interest-earning assets such as loans and securities and interest expense paid on interest-bearing liabilities such as deposits and borrowed funds. Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions, the competitive environment within our markets, consumer preferences for specific loan and deposit products and policies of various governmental and regulatory agencies and, in particular, the Federal Reserve Board. Changes in monetary policy, including changes in interest rates, could influence not only the amount of interest we receive on loans and securities and the amount of interest we pay on deposits and borrowings, but such changes could also affect our ability to originate loans and obtain deposits as well as the fair value of our financial assets and liabilities. If the interest we pay on deposits and other borrowings increases at a faster rate than the interest we receive on loans and other investments, our net interest income, and therefore earnings, could be adversely affected. Earnings could also be adversely affected if the interest we receive on loans and other investments falls more quickly than the interest we pay on deposits and other borrowings. Management uses simulation analysis to produce an estimate of interest rate exposure based on assumptions and judgments related to balance sheet growth, customer behavior, new products, new business volume, pricing and anticipated hedging activities. Simulation analysis involves a high degree of subjectivity and requires estimates of future risks and trends. Accordingly, there can be no assurance that actual results will not differ from those derived in simulation analysis due to the timing, magnitude and frequency of interest rate changes, actual hedging strategies employed, changes in balance sheet composition, and the possible effects of unanticipated or unknown events.
Although management believes it has implemented effective asset and liability management strategies, including simulation analysis and the use of derivatives as hedging instruments, to reduce the potential effects of changes in interest rates on our results of operations, any substantial, unexpected and/or prolonged change in market interest rates could have a material adverse effect on our financial condition and results of operations.
We Are Subject To Other Market Risk
Recent conditions in the fixed income markets, specifically the widening of credit spreads over benchmark U.S. Treasury securities for many fixed income securities, have caused significant volatility in the market values of loans, securities, and certain other financial instruments that are held in our trading or held-for-sale portfolios. Other market factors such as changes in foreign exchange rates, changes in the equity markets, changes in the financial soundness of bond insurers, sureties and even of other unrelated financial companies, also have the potential to affect current market values of financial instruments. Recent market events have demonstrated this effect. Although management works to minimize the adverse affects when it is feasible to do so, those opportunities are not always available. It is not possible for management to predict whether there will be further substantial changes in the financial markets, which could materially and adversely impact our financial condition and results of operations.
We Are Subject To Credit Risk
There are inherent risks associated with our lending and trading activities. These risks include, among other things, the impact of changes in interest rates and changes in the economic conditions in the markets where we operate. Increases in interest rates and/or weakening economic conditions could adversely impact the ability of borrowers to repay outstanding loans or the value of the collateral securing these loans. We also are subject to various laws and regulations that affect our lending activities. Failure to comply with applicable laws and regulations could subject us to regulatory enforcement action that could result in the assessment against us of civil money or other penalties.
As of December 31, 2007, approximately 74% of our loan portfolio consisted of commercial, financial and agricultural loans, commercial real estate loans, including commercial mortgage and construction loans, and commercial leases. These types of loans are typically larger than residential real estate loans and consumer loans. We closely monitor and manage risk concentrations and utilize various portfolio management practices to limit excessive concentrations when it is feasible to do so; however, our loan portfolio still contains a number of commercial loans with relatively large balances. The deterioration of one or a few of these loans could cause a significant increase in non-performing loans, and an increase in non-performing loans could result in a net loss of earnings from these loans, an increase in the provision for possible loan losses and an increase in loan charge-offs, all of which could have a material adverse effect on our financial condition and results of operations.
Various Factors May Cause Our Allowance For Possible Loan Losses To Increase
We maintain an allowance for possible loan losses, which is a reserve established through a provision for possible loan losses charged to expense, that represents management’s estimate of probable losses within the existing portfolio of loans. The allowance, in the judgment of management, is necessary to reserve for estimated loan losses and risks inherent in the loan portfolio. The level of the allowance reflects management’s continuing evaluation of industry concentrations; specific credit risks; loan loss experience; current loan portfolio quality; present economic, political and regulatory conditions; and unexpected losses inherent in the current loan portfolio. The determination of the appropriate level of the allowance for possible loan losses inherently involves a degree of subjectivity and requires that we make significant estimates of current credit risks and future trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in the allowance for possible loan losses. In addition, bank regulatory agencies and our independent auditors periodically review our allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of further loan charge-offs, based on judgments that can differ somewhat from those of our own management. In addition, if charge-offs in future periods exceed the allowance for possible loan losses (i.e., if the loan loss allowance is inadequate), we will need additional loan loss provisions to increase the allowance for possible loan losses. Additional provisions to increase the allowance for possible loan losses, should they become necessary, would result in a decrease in net income and capital, and may have a material adverse effect on our financial condition and results of operations.
We Are Subject To Liquidity Risk
Market conditions or other events could negatively affect the level or cost of funding, affecting our ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth and new business transactions at a reasonable cost, in a timely manner and without adverse consequences. Although management has implemented strategies to maintain sufficient and diverse sources of funding to accommodate planned as well as unanticipated changes in assets and liabilities under both normal and adverse conditions, any substantial, unexpected and/or prolonged change in the level or cost of liquidity could have a material adverse effect on our financial condition and results of operations. Certain credit markets that we participate in and rely upon as sources of funding have been significantly disrupted and highly volatile since the third quarter of 2007. These conditions increase our liquidity risk exposure. Part of our strategy to reduce liquidity risk involves utilizing the liquidity and stability currently present in the short-term credit markets (borrowings with 0-90 day maturities). At this time, management believes short-term funding opportunities remain available and cost effective. However, if market disruption or other factors reduce the cost effectiveness and/or the availability of supply in the short-term credit market for a prolonged period of time, management may utilize other potential means of accessing, funding and managing liquidity, including more expansive utilization of secured wholesale funding instruments, generating client deposits, securitizing or selling loans, extending the maturity of wholesale borrowings, purchasing deposits from other banks, and relationships with fixed income investors in a variety of markets – domestic, European and Canadian – as well as increased management of loan growth and investment opportunities and other management tools. However, there can be no assurance that these alternative means of funding will exist either. For example, in 2007, Key was unable to securitize its student loan portfolio at cost-effective rates. Accordingly, a deep and prolonged disruption in the markets could have the effect of significantly restricting the accessibility of cost effective capital and funding which could have a material adverse effect on our financial condition and results of operations.
We Are Subject To Operational Risk
We, like all businesses, are subject to operational risk, which represents the risk of loss resulting from human error, inadequate or failed internal processes and systems, and external events. Operational risk also encompasses compliance (legal) risk, which is the risk of loss from violations of, or noncompliance with, laws, rules, regulations, prescribed practices or ethical standards. Although we seek to mitigate operational risk through a system of internal controls, resulting losses from operational risk could take the form of explicit charges, increased operational costs, harm to our reputation or foregone opportunities, any and all of which could have a material adverse effect on our financial condition and results of operations.

Our Profitability Depends Significantly On Economic Conditions In The Geographic Regions In Which We Operate
Our success depends primarily on economic conditions in the markets in which we operate. Although we are somewhat geographically diversified, assisted in part in this respect by our “out of footprint” commercial real estate and equipment leasing lines of business, we do have concentrations of loans and other business activities in geographic areas where our branches are principally located — the Northwest, the Rocky Mountains, the Great Lakes and the Northeast. We also have potential exposure to geographic areas outside of our branch footprint. For example, the residential properties segment of Key’s commercial real estate construction portfolio has been adversely affected by the downturn in the U.S. housing market because of deteriorating market conditions, principally in Florida and Southern California, and the significant increase in the level of nonperforming loans during the second half of 2007. As a result, management recently increased the provision for loan losses. The regional economic conditions in areas in which we conduct our business have an impact on the demand for our products and services as well as the ability of our customers to repay loans, the value of the collateral securing loans and the stability of our deposit funding sources. A significant decline in general economic conditions caused by inflation, recession, an act of terrorism, outbreak of hostilities or other international or domestic occurrences, unemployment, changes in securities markets or other factors, such as severe declines in the value of homes and other real estate, could also impact these regional economies and, in turn, have a material adverse effect on our financial condition and results of operations.
We Operate In A Highly Competitive Industry And Market Areas
We face substantial competition in all areas of our operations from a variety of different competitors, many of which are larger and may have more financial resources. Such competitors primarily include national and super-regional banks as well as smaller community banks within the various markets in which we operate. However, we also face competition from many other types of financial institutions, including, without limitation, savings associations, credit unions, mortgage banking companies, finance companies, mutual funds, insurance companies, investment management firms, investment banking firms, broker-dealers and other local, regional and national financial services firms. The financial services industry could become even more competitive as a result of legislative, regulatory and technological changes and continued consolidation. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks.
Our ability to compete successfully depends on a number of factors, including, among other things:
•	our ability to develop and execute strategic plans and initiatives;

•	our ability to develop, maintain and build upon long-term customer relationships based on quality service, high ethical standards and safe, sound assets;

•	our ability to expand our market position;

•	the scope, relevance and pricing of products and services offered to meet customer needs and demands;

•	the rate at which we introduce new products and services relative to our competitors; and

•	industry and general economic trends.
Failure to perform in any of these areas could significantly weaken our competitive position, which could adversely affect our growth and profitability, which, in turn, could have a material adverse effect on our financial condition and results of operations.
We Are Subject To Extensive Government Regulation And Supervision
We are subject to extensive federal and state regulation and supervision. Banking regulations are primarily intended to protect depositors’ funds, federal deposit insurance funds and the banking system as a whole, not shareholders. These regulations affect our lending practices, capital structure, investment practices, dividend policy and growth, among other things. Congress and federal regulatory agencies continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies; changes in the interpretation or implementation of statutes, regulations or policies; and/or continuing to become subject to heightened regulatory practices, requirements or expectations, could affect us in substantial and unpredictable ways. Such changes could subject us to additional costs, limit the types of financial services and products that we may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things. Failure to appropriately comply with laws, regulations or policies (including internal policies and procedures designed to prevent such violations) could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on our business, financial condition and results of operations.
Our Controls And Procedures May Fail Or Be Circumvented
Management regularly reviews and updates our internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on our business, results of operations and financial condition.
We Rely On Dividends From Our Subsidiaries For Most Of Our Funds
KeyCorp is a legal entity separate and distinct from its subsidiaries. It receives substantially all of its cash flow from dividends from its subsidiaries. These dividends are the principal source of funds to pay dividends on our common shares and interest and principal on our debt. Various laws and regulations limit the amount of dividends that KeyBank (KeyCorp’s largest subsidiary) and certain non-bank subsidiaries may pay to KeyCorp. Also, KeyCorp’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. In the event KeyBank is unable to pay dividends to KeyCorp, we may not be able to service debt, pay obligations or pay dividends on our common shares. The inability to receive dividends from KeyBank could have a material adverse effect on our business, financial condition and results of operations.
Our Earnings May Be Affected By Changes In Accounting Principles And In Tax Laws
Changes in U.S. generally accepted accounting principles could have a significant adverse effect on Key’s reported financial results. Although these changes may not have an economic impact on our business, they could affect our ability to attain targeted levels for certain performance measures.
We, like all businesses, are subject to tax laws, rules and regulations. Changes to tax laws, rules and regulations, including changes in the interpretation or implementation of tax laws, rules and regulations by the Internal Revenue Service (the “IRS”) or other governmental bodies, could affect us in substantial and unpredictable ways. Such changes could subject us to additional costs, among other things. Failure to appropriately comply with tax laws, rules and regulations could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on our business, financial condition and results of operations.
Further, we are currently involved in litigation (previously reported in our SEC filings) with the IRS concerning the tax treatment of one Service Contract Lease entered into by AWG Leasing Trust. Our management believes our tax position is correct. Litigation, however, is uncertain. If the litigation is resolved against us, it could have a material adverse effect on our results of operations and a potentially substantial impact on our capital.
Potential Acquisitions May Disrupt Our Business And Dilute Shareholder Value
Acquiring other banks, businesses, or branches involves various risks commonly associated with acquisitions, including, among other things:
•	potential exposure to unknown or contingent liabilities of the target company;

•	exposure to potential asset quality issues of the target company;

•	difficulty and expense of integrating the operations and personnel of the target company;

•	potential disruption to our business;

•	potential diversion of our management’s time and attention;

•	the possible loss of key employees and customers of the target company;

•	difficulty in estimating the value (including goodwill) of the target company;

•	difficulty in estimating the fair value of acquired assets, liabilities and derivatives of the target company; and

•	potential changes in banking or tax laws or regulations that may affect the target company.
We regularly evaluate merger and acquisition opportunities and conduct due diligence activities related to possible transactions with other financial institutions and financial services companies. As a result, merger or acquisition discussions and, in some cases, negotiations may take place and future mergers or acquisitions involving cash, debt or equity securities may occur at any time. Acquisitions typically involve the payment of a premium over book and market values, and, therefore, some dilution of our tangible book value and net income per common share may occur in connection with any future transaction. Furthermore, failure to realize the expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits from an acquisition could have a material adverse effect on our financial condition and results of operations.

We May Not Be Able To Attract And Retain Skilled People
Our success depends, in large part, on our ability to attract and retain key people. Competition for the best people in most activities in which we are engaged can be intense and we may not be able to hire or retain the people we want and/or need. Although we maintain employment agreements with certain key employees, and have incentive compensation plans aimed, in part, at long-term employee retention, the unexpected loss of services of one or more of our key personnel could still occur, and such events may have a material adverse impact on our business because of the loss of the employee’s skills, knowledge of our market, years of industry experience and the difficulty of promptly finding qualified replacement personnel.
Our Information Systems May Experience An Interruption Or Breach In Security
We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan and other systems. While we have policies and procedures designed to prevent or limit the effect of the possible failure, interruption or security breach of our information systems, there can be no assurance that any such failure, interruption or security breach will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failure, interruption or security breach of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations.
We Continually Encounter Technological Change
The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. Our future success depends, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. Our largest competitors have substantially greater resources to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers. Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse impact on our business and, in turn, our financial condition and results of operations.
We Are Subject To Claims And Litigation
From time to time, customers and/or vendors may make claims and take legal action against us. We maintain reserves for certain claims when management deems it is appropriate to do so based upon its assessment of the claims. Whether any particular claims and legal actions are founded or unfounded, if such claims and legal actions are not resolved in our favor they may result in significant financial liability and/or adversely affect how the market perceives us and our products and services as well as impact customer demand for those products and services. Any financial liability for which we have not adequately maintained reserves, and/or any reputation damage from such claims and legal actions could have a material adverse effect on our business, which, in turn, could have a material adverse effect on our financial condition and results of operations.

Severe Weather, Natural Disasters, Acts Of War Or Terrorism And Other External Events Could Significantly Impact Our Business
Severe weather, natural disasters, acts of war or terrorism and other adverse external events could have a significant impact on our ability to conduct business. Such events could affect the stability of our deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause us to incur additional expenses. Although management has established disaster recovery plans and procedures, the occurrence of any such event could have a material adverse effect on our business, which, in turn, could have a material adverse effect on our financial condition and results of operations.
* * *
Forward-Looking Statements. This report contains forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations and forecasts reflected in these forward-looking statements are reasonable, actual results could differ materially due to a variety of factors including: (1) changes in interest rates; (2) changes in trade, monetary or fiscal policy; (3) changes in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (4) increased competitive pressure among financial services companies; (5) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (6) consummation of significant business combinations or divestitures; (7) operational or risk management failures due to technological or other factors; (8) heightened regulatory practices, requirements or expectations; (9) new legal obligations or liabilities or unfavorable resolution of litigation; (10) adverse capital markets conditions; (11) continued disruption in the fixed income markets; (12) disruption in the economy and general business climate as a result of terrorist activities or military actions; and (13) changes in accounting or tax practices or requirements. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

(Registrant)

Date: February 19, 2008	/s/ Jeffrey B. Weeden

	By:	Jeffrey B. Weeden
Senior Executive Vice President and
Chief Financial Officer